UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2020

Ameritek Ventures

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-54739	82-2380777
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

1980 Festival Plaza Drive, Suite 530, Las Vegas, NV 89135

(Address of principal executive offices)

877-571-1776

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Kenneth P. Mayeaux and Jamie Mayeaux

Effective March 5, 2020, Ameritek Ventures (the “Registrant”) accepted the resignations of Kenneth P. Mayeaux as the Vice President of Operations, Secretary, Treasurer, and Director, and Jamie Mayeaux as Controller and Director.

 SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERITEK VENTURES

Date: March 5, 2020	By: /s/ Kenneth P. Mayeaux
Kenneth P. Mayeaux
Vice President of Operations, Secretary Treasurer, and Director